As filed with the Securities and Exchange Commission on March 30, 2017.

Registration Statement No. 033-60236

Registration Statement No. 033-59605

Registration Statement No. 333-02197

Registration Statement No. 333-28793

Registration Statement No. 333-32673

Registration Statement No. 333-103487

Registration Statement No. 333-103488

Registration Statement No. 333-155962

Registration Statement No. 333-173882

Registration Statement No. 333-179403

Registration Statement No. 333-193657

Registration Statement No. 333-209208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-60236

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-59605

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-02197

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-28793

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32673

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103487

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103488

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-155962

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173882

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179403

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193657

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209208

UNDER

THE SECURITIES ACT OF 1933

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	11-2534306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(203) 328-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harman International Industries, Incorporated 1992 Incentive Plan

Harman International Industries, Incorporated Deferred Compensation Plan

2002 Stock Option and Incentive Plan

Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan

Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan

(Full titles of plans)

Todd A. Suko

Executive Vice President and General Counsel

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(203) 328-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Sae-Chin Kim, Esq.

Carl R. Sanchez, Esq.

Paul Hastings LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

(858) 458-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) by Harman International Industries, Incorporated (the “Company”):

•	Registration Statement No. 033-60236, filed with the SEC on March 29, 1993, registering 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Harman International Industries, Incorporated 1992 Incentive Plan (the “1992 Plan”);

•	Registration Statement No. 033-59605, filed with the SEC on May 25, 1995, registering 400,000 shares of the Company’s Common Stock under the 1992 Plan;

•	Registration Statement No. 333-02197, filed with the SEC on April 3, 1996, registering 300,000 shares of the Company’s Common Stock under the 1992 Plan;

•	Registration Statement No. 333-28793, filed with the SEC on June 9, 1997, registering $4,000,000 in unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Harman International Industries, Incorporated Deferred Compensation Plan;

•	Registration Statement No. 333-32673, filed with the SEC on August 1, 1997, registering 1,000,000 shares of the Company’s Common Stock under the 1992 Plan;

•	Registration Statement No. 333-103487, filed with the SEC on February 27, 2003, registering 3,000,000 shares of the Company’s Common Stock under the 2002 Stock Option and Incentive Plan;

•	Registration Statement No. 333-103488, filed with the SEC on February 27, 2003, registering (a) 1,613,290 shares of the Company’s Common Stock under the 1992 Plan, and (b) the right to purchase from the Company one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (“Series A Junior Participating Preferred Stock”), issued together with and attached to each share of Common Stock issued after December 27, 1999, pursuant to the Rights Agreement, dated December 13, 1999, as amended on April 26, 2007 (the “Rights Agreement”);

•	Registration Statement No. 333-155962, filed with the SEC on December 5, 2008, registering (a) 760,000 shares of the Company’s Common Stock under the Harman International Industries, Incorporated Amended and Restated 2002 Stock Option and Incentive Plan (the “Amended and Restated 2002 Plan”), and (b) the right to purchase from the Company one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock issued together with and attached to each share of Common Stock issued after December 27, 1999, pursuant to the Rights Agreement;

•	Registration Statement No. 333-173882, filed with the SEC on May 3, 2011, registering 1,100,000 shares of the Company’s Common Stock under the Amended and Restated 2002 Plan;

•	Registration Statement No. 333-179403, filed with the SEC on February 7, 2012, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on January 30, 2014, registering 4,400,000 shares of the Company’s Common Stock under the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan, as amended (the “2012 Plan”);

•	Registration Statement No. 333-193657, filed with the SEC on January 30, 2014, registering 2,869,821 shares of the Company’s Common Stock under the 2012 Plan; and

•	Registration Statement No. 333-209208, filed with the SEC on January 29, 2016, registering 2,000,000 shares of the Company’s Common Stock under the 2012 Stock Plan.

On March 10, 2017, pursuant to an Agreement and Plan of Merger, dated as of November 14, 2016, by and among the Company, Samsung Electronics Co., Ltd., a Korean corporation (“Parent”), Samsung Electronics America, Inc., a New York corporation and wholly owned subsidiary of Parent (“Samsung USA”), and Silk Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Samsung USA (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Samsung USA.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to existing registration statements, including the Registration Statements. Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offering, the Company is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all securities that had been registered under the Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on March 30, 2017.

Harman International Industries, Incorporated

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.

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